UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 4, 2022

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2022, Blueprint Medicines Corporation (the “Company”) announced that, effective April 4, 2022 (the “Transition Date”), Jeffrey Albers will transition from his role as Chief Executive Officer and President of the Company and will become Executive Chairman. Mr. Albers will serve as Executive Chairman through December 31, 2022, with continued service as Chairman of the Board of Directors thereafter.

On the same date, the Company announced that Kathryn Haviland, currently the Company’s Chief Operating Officer, has been appointed by the Board of Directors to serve as the Company’s Chief Executive Officer and President, effective as of the Transition Date. In connection with her appointment as Chief Executive Officer and President, Ms. Haviland will replace Mr. Albers as the Company’s principal executive officer. Additionally, on the same date, the Company announced that Christina Rossi, currently the Company’s Chief Commercial Officer, has been appointed by the Board of Directors to serve as the Company’s Chief Operating Officer, effective as of the Transition Date.

The Board of Directors also approved an increase in the size of the Board of Directors to ten members and in the size of Class II from three to four, and the appointment of Ms. Haviland as a Class II director, in each case effective as of the Transition Date. Ms. Haviland will serve as a Class II director of the Company until the Company’s 2023 annual meeting of stockholders. The Board of Directors believes Ms. Haviland is qualified to serve as a member of the Board of Directors because of her extensive experience in the pharmaceutical industry and her intimate understanding of the Company’s business and strategy. No arrangement or understanding exists between Ms. Haviland and any other person pursuant to which Ms. Haviland was selected as a director of the Company.

In connection with this transition, on January 4, 2022, Mr. Albers entered into an amended and restated employment agreement, effective as of the Transition Date (the “Albers Agreement”), pursuant to which Mr. Albers will continue to receive an annual base salary of $425,000. For the period beginning on January 1, 2022 and ending on April 3, 2022 (the “Transition Period”), Mr. Albers is eligible to earn pro-rated incentive compensation in connection with his services as President and Chief Executive Officer of the Company during such period based on a target bonus percentage of 70% (as a percentage of annualized base salary, weighted 100% with respect to the Company’s goals for the fiscal year ended December 31, 2022 and 0% with respect to individual goals), provided Mr. Albers remains a member of the Company’s Board of Directors on the day such incentive compensation is paid. In connection with this transition, Mr. Albers was granted options to purchase 15,000 shares of the Company’s common stock, 25% of which will vest upon the one year anniversary of the earlier of (a) the date on which annual equity awards are granted to the Company’s employees for 2022 and (b) the Transition Date (the “Grant Date”) and 75% of which shall thereafter vest ratably in monthly installments over 36 months, subject to continued service through each applicable vesting date, and 7,500 restricted stock units, which shall vest ratably in annual installments over four years beginning on the one year anniversary of the Grant Date, subject to continued service through each applicable vesting date. Mr. Albers’ existing equity awards will continue to vest in accordance with their terms.

On January 4, 2022, Ms. Haviland entered into an amended and restated employment agreement, effective as of the Transition Date (the “Haviland Agreement”), pursuant to which she will receive an annual base salary of $745,000 and her target annual incentive compensation shall be 70% of her annual base salary, weighted 100% on Company performance. During the Transition Period, Ms. Haviland is eligible to earn prorated incentive compensation under her existing employment agreement in connection with her services as Chief Operating Officer of the Company during such period based on Ms. Haviland’s target annual incentive compensation equal to 60% of her annual base salary as in effect during such period (which shall be weighed 75% on Company performance and 25% on Ms. Haviland’s individual performance), provided Ms. Haviland remains employed by the Company on the day such incentive compensation is paid. In connection with her appointment, Ms. Haviland was granted options to purchase 80,000 shares of the Company’s common stock, 25% of which will vest upon the one year anniversary of the Grant Date and 75% of which shall thereafter vest ratably in monthly installments over 36 months subject to continued service through each applicable vesting date, and 40,000 restricted stock units, which shall vest ratably in annual installments over four years beginning on the one-year anniversary of the Grant Date subject to continued service through each applicable vesting date. Ms. Haviland’s existing equity awards will continue to vest in accordance with their terms.

Also on January 4, 2022, Ms. Rossi entered into an amended and restated employment agreement, effective as of the Transition Date (the “Rossi Agreement”), pursuant to which she will receive an annual base salary of $581,510 and her target annual incentive compensation shall be 60% of her base salary, weighted 75% on Company performance and 25% on Ms. Rossi’s individual performance. During the Transition Period, Ms. Rossi is eligible to earn prorated incentive compensation under her existing employment agreement in connection with her services as Chief Commercial Officer of the Company during such period based on Ms. Rossi’s target annual incentive compensation equal to 50% of her annual base salary as in effect during such period (which shall be weighed 75% on Company performance and 25% on Ms. Rossi’s individual performance), provided Ms. Rossi remains employed by the Company on the day such incentive compensation is paid. In connection with her appointment, Ms. Rossi was granted options to purchase 30,000 shares of the Company’s common stock, 25% of which will vest upon the one year anniversary of the Grant Date and 75% of which shall thereafter vest ratably in monthly installments over 36 months subject to continued service through each applicable vesting date, and 15,000 restricted stock units, which shall vest ratably in annual installments over four years beginning on the one year anniversary of the Grant Date subject to continued service through each applicable vesting date. Ms. Rossi’s existing equity awards will continue to vest in accordance with their terms.

The foregoing descriptions of the Albers Agreement, the Haviland Agreement and the Rossi Agreement are qualified in their entirety by reference to the complete text of each such agreement, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K, and incorporated by reference herein.

Biographical information regarding Ms. Haviland and Ms. Rossi is set forth in the Company’s proxy statement for its 2021 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 21, 2021, and such information is incorporated by reference herein. No arrangement or understanding exists between Ms. Haviland and any other person pursuant to which Ms. Haviland was selected to serve as Chief Executive Officer and President of the Company, nor between Ms. Rossi and any other person pursuant to which Ms. Rossi was selected to serve as Chief Operating Officer of the Company. There have been no related party transactions between the Company or any of its subsidiaries and Ms. Haviland or Ms. Rossi reportable under Item 404(a) of Regulation S-K. Neither Ms. Haviland nor Ms. Rossi have a family relationship with any of our directors or executive officers.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. The information in this Item 7.01 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated January 4, 2022 and effective as of April 4, 2022, by and between the Registrant and Jeffrey W. Albers
10.2	Amended and Restated Employment Agreement, dated January 4, 2022 and effective as of April 4, 2022, by and between the Registrant and Kathryn Haviland
10.3	Amended and Restated Employment Agreement, dated January 4, 2022 and effective as of April 4, 2022, by and between the Registrant and Christina Rossi
99.1	Press Release, dated January 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: January 5, 2022	By:	/s/ Jeffrey W. Albers
Jeffrey W. Albers
Chief Executive Officer